SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: March 23, 2011

ANGEL ACQUISITION CORP.

 (Exact name of registrant as specified in its charter)

Nevada	06-1588136
(State of incorporation)	(IRS Employer ID Number)

1802 N. Carson Street, Suite 212-3018, Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

(775) 887-0670

(Issuer's telephone number)

N/A
(Former name, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

See “Item 2.01 – Completion of Acquisition or Disposition of Assets” below for description of a material definitive agreement the Registrant entered into, which is incorporated herein by this reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01

Completion of Acquisition or Disposition of Assets.

On March 23, 2011, the Board of Directors and majority stockholders of Angel Acquisition, Inc., a Nevada Corporation (the “Registrant”), approved the entry into a Partial Purchase Agreement (the “Agreement”). Under the terms of the Agreement, Gate Technologies, LLC acquired sixty percent (60%) ownership of the Registrant’s operating division, Angels In Action for total cash consideration of ninety thousand dollars ($90,000) and six hundred thousand dollars in the form of Gate Technologies, LLC Units contributed by Vince Molinari and Lori Livingston. Vince Molinari, Chairman of the Board of Directors of the Registrant, is also the Founder and Chief Executive Officer of Gate Technologies, LLC and Lori Livingston, a member of the Board of Directors of the Registrant, is also the Founder of Gate Technologies, LLC.

A copy of the Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 EXHIBITS

Exhibit Number	Description
10.3	Partial Purchase Agreement by and between Gate Technologies, LLC and Angel Acquisition Corp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL ACQUISITION CORP.

Date: March 29, 2011	/s/ Steve Bonenberger
Steve Bonenberger, Chief Executive Officer